Exhibit 99.1

Pier 1 Imports Reports Third Quarter Financial Results

    FORT WORTH, Texas--(BUSINESS WIRE)--Dec. 15, 2005--Pier 1 Imports, Inc. (NYSE:PIR) today reported a loss per share of $0.08 for the third quarter ended November 26, 2005, compared to diluted earnings per share of $0.22 in the year-ago period. The Company's net loss was $7,181,000, compared to last year's net income of $19,475,000. Sales for the third quarter were $476,243,000, a 2.4% decline from last year's $487,729,000, and comparable store sales declined 6.5%.
    For the nine months ended November 26, 2005, the loss per share amounted to $0.34, compared to diluted earnings per share of $0.47 in the year-ago period. The Company's net loss for the nine months was $29,828,000, compared to last year's income of $41,658,000. Sales for the nine-month period amounted to $1,320,544,000, down 3.8% from $1,372,027,000 for the year-ago period, and comparable store sales declined 8.7%.
    Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, said, "Although we are disappointed by overall third quarter results, the national distribution of two Pier 1 catalogs this fall improved traffic trends over that period. In addition, we believe catalogs can create a positive brand image for Pier 1 merchandise and have a longer impact on customers than newspaper circulars. Also during the quarter, we increased expenditures on marketing and store payroll over last year to help reinforce the Pier 1 brand, attract customers into stores and continue to provide excellent customer service.
    "Our earlier projections for low single-digit positive comp store sales in December now do not look achievable due to unpredictable sales trends since the Thanksgiving weekend and the heavy promotional environment. We expect to see a late holiday shopping period this month and estimate that over half of December's sales are still ahead of us. Comp store sales for the month are now projected to be in the negative mid-single digit range, unless the second half of the month is significantly better than current trends. During today's conference call, we will provide an update on our initiatives to turn the business around in calendar 2006; however we will not provide financial guidance for the quarter based on continued near-term unpredictability in the business.
    "Looking ahead into early spring, we eagerly anticipate the arrival of new Pier 1 merchandise collections. These unique, more modern designs will offer customers new merchandise with simple, clean silhouettes, while maintaining Pier 1's unique brand position that represents relevant designs, better quality and our value proposition. In addition, we will improve the in-store experience with enhanced visual displays and continued SKU reductions. This allows a clear presentation of individual items in room settings, similar to what will be shown in Pier 1 catalogs, magazines and television advertising in 2006."
    The Company will host a conference call to discuss fiscal 2006 third quarter earnings at 10:00 a.m. Central Time today. A web cast is available on our website at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 1-800-498-7872 or if international dial 1-706-643-0435 and the conference ID number is 4487710. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side analysts and buy-side investors. The replay will be available at about 12:00 p.m. (Central) for 24 hours and replay access can be dialed at 800-642-1687 or if international dial 706-645-9291 and reference the conference ID number 4487710.
    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed quarterly report on Form 10-Q. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions or natural disasters that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 49 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores in the United Kingdom and Ireland; and Pier 1 kids(R) stores.

                         Pier 1 Imports, Inc.
                         --------------------

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands except per share amounts)
                              (unaudited)

                           Three Months Ended     Nine Months Ended
                           Nov. 26,  Nov. 27,   Nov. 26,    Nov. 27,
                             2005      2004       2005        2004
                           --------- --------- ----------- -----------

Net sales                  $476,243  $487,729  $1,320,544  $1,372,027

Operating costs and
 expenses:
  Cost of sales (including
   buying and store
   occupancy costs)         302,875   296,651     868,552     839,928
  Selling, general and
   administrative expenses  162,310   145,766     449,993     424,273
  Depreciation and
   amortization              14,747    14,520      44,177      42,038
                           --------- --------- ----------- -----------
                            479,932   456,937   1,362,722   1,306,239
                           --------- --------- ----------- -----------

   Operating income (loss)   (3,689)   30,792     (42,178)     65,788

Nonoperating (income) and
 expenses:
   Interest and investment
    income                     (472)     (384)     (2,248)     (1,204)
   Interest expense             891       249       1,673         798
                           --------- --------- ----------- -----------
                                419      (135)       (575)       (406)
                           --------- --------- ----------- -----------

   Income (loss) before
    income taxes             (4,108)   30,927     (41,603)     66,194

Provision (benefit) for
 income taxes                 3,073    11,452     (11,775)     24,536
                           --------- --------- ----------- -----------

Net income (loss)           $(7,181)  $19,475    $(29,828)    $41,658
                           ========= ========= =========== ===========

Earnings (loss) per share:
      Basic                  ($0.08)    $0.23      ($0.34)      $0.48
                           ========= ========= =========== ===========

      Diluted                ($0.08)    $0.22      ($0.34)      $0.47
                           ========= ========= =========== ===========

Average shares outstanding
 during period:
      Basic                  86,747    86,155      86,544      87,232
                           ========= ========= =========== ===========

      Diluted                86,747    87,845      86,544      89,129
                           ========= ========= =========== ===========


                         Pier 1 Imports, Inc.
                         --------------------

                     CONSOLIDATED BALANCE SHEETS
                 (in thousands except share amounts)
                             (unaudited)

                                November 26, February 26, November 27,
                                   2005         2005          2004
                                ------------ ------------ ------------
ASSETS

Current assets:
   Cash and cash equivalents,
    including temporary
    investments of $6,545,
    $178,289 and $79,711,
    respectively                    $21,291     $189,081      $94,672
   Trading securities - auction
    rate securities                       -            -       25,000
   Beneficial interest in
    securitized receivables          59,567       35,690       52,717
   Other accounts receivable, net    32,252       11,744       24,594
   Inventories                      455,283      380,730      396,972
   Income tax benefit                22,810            -            -
   Prepaid expenses and other
    current assets                   43,224       43,445       44,002
                                ------------ ------------ ------------
     Total current assets           634,427      660,690      637,957

Properties, net                     327,811      337,630      323,043
Other noncurrent assets              79,062       77,429       62,157
                                ------------ ------------ ------------
                                 $1,041,300   $1,075,749   $1,023,157
                                ============ ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Notes payable                     $9,500           $-           $-
   Accounts payable                 106,166      113,502      102,241
   Gift cards and other
    deferred revenue                 58,014       61,347       55,070
   Accrued income taxes payable       3,892       11,866        8,441
   Other accrued liabilities        120,039      102,294      103,494
                                ------------ ------------ ------------
     Total current liabilities      297,611      289,009      269,246

Long-term debt                       19,000       19,000       19,000
Other noncurrent liabilities        113,724      103,371       75,475

Shareholders' equity:
   Common stock, $1.00 par,
    500,000,000 shares
    authorized, 100,779,000
    issued                          100,779      100,779      100,779
   Paid-in capital                  138,863      141,850      142,887
   Retained earnings                600,892      656,692      646,528
   Cumulative other
    comprehensive (loss) income      (2,147)      (1,426)       4,742
   Less -- 13,919,000,
    14,459,000 and 14,612,000
    common shares in treasury,
    at cost, respectively          (224,804)    (233,526)    (235,500)
   Less unearned compensation        (2,618)           -            -
                                ------------ ------------ ------------
                                    610,965      664,369      659,436
                                ------------ ------------ ------------
                                 $1,041,300   $1,075,749   $1,023,157
                                ============ ============ ============


                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)


                                                Nine Months Ended
                                             November 26, November 27,
                                                2005          2004
                                            ------------ -------------

Cash flow from operating activities:
  Net income (loss)                            $(29,829)      $41,658
  Adjustments to reconcile to net cash used
   in operating activities:
       Depreciation and amortization             58,433        54,625
       Loss on disposal of fixed assets           1,324           604
       Deferred compensation                      7,181         5,784
       Lease termination expense                  2,148         1,851
       Tax benefit from options exercised
        by employees                                748         2,675
       Other                                        707         1,786
  Changes in cash from:
      Trading securities - auction rate
       securities                                     -       (25,000)
      Inventories                               (74,553)      (23,102)
      Other accounts receivable, prepaid
       expenses and other current assets        (31,377)      (19,169)
      Income taxes benefit                      (22,819)            -
      Accounts payable and accrued expenses       7,799         4,506
      Income taxes payable                       (7,974)      (17,541)
      Other noncurrent assets                    (1,094)          548
                                            ------------ -------------
         Net cash (used in) provided by
          operating activities                  (89,306)       29,225
                                            ------------ -------------

Cash flow from investing activities:
  Capital expenditures                          (40,180)      (80,519)
  Proceeds from disposition of properties         1,369           951
  Beneficial interest in securitized
   receivables                                  (23,877)       (8,386)
                                            ------------ -------------
         Net cash used in investing
          activities                            (62,688)      (87,954)
                                            ------------ -------------

Cash flow from financing activities:
  Cash dividends                                (25,972)      (26,127)
  Purchases of treasury stock                    (4,047)      (54,281)
  Proceeds from stock options exercised,
   stock purchase plan and other, net             4,723         8,708
  Notes payable borrowings                       86,500             -
  Repayments of notes payable                   (77,000)            -
                                            ------------ -------------
         Net cash used in financing
          activities                            (15,796)      (71,700)
                                            ------------ -------------

Change in cash and cash equivalents            (167,790)     (130,429)
Cash and cash equivalents at beginning of
 period                                         189,081       225,101
                                            ------------ -------------
Cash and cash equivalents at end of period      $21,291       $94,672
                                            ============ =============

    CONTACT: Pier 1 Imports, Inc., Fort Worth
             Cary Turner, 817-252-8400